UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2022

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RECRUITER.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Seventh Avenue

New York, New York 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	RCRT	NASDAQ Capital Market
Common Stock Purchase Warrants	RCRTW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Recruiter.com Group, Inc. (“Parent”), and certain of its subsidiaries, Recruiter.com, Inc., Recruiter.com, LLC, Recruiter.com Recruiting Solutions, LLC, and Recruiter.com Consulting LLC (collectively, the “Company”), entered into a factoring agreement with CSNK Working Capital Finance Corp. d/b/a Bay View Funding, a subsidiary of Heritage Bank of Commerce (the “Buyer”), effective April 27, 2022 (the “Agreement”), for the purpose of factoring the Company’s trade accounts receivable. The proceeds of the factoring will be used to fund the Company’s general working capital needs.

Pursuant to the Agreement, the Company will sell certain trade accounts receivable to the Buyer. The Company will be charged a finance fee, defined as a floating rate per annum on outstanding advances under the Agreement, equal to the prime rate plus 3.25% due on the first day of each month. The Company will also be charged a factoring fee of 0.5735% of the gross face value of any trade accounts receivables for the first 30 days from when the trade accounts receivable is purchased and 0.30% for each fifteen days afterward.

The Company may receive advances of up to 85% of the amount of eligible trade accounts receivable. Advances outstanding shall not exceed the lesser of $3,000,000 or an amount equal to the sum of all undisputed purchased trade accounts receivable multiplied by 85%, less any reserved funds.

The Company has granted the Buyer a security interest in accounts receivable, equipment, inventory, financial assets, chattel paper, letters of credit, general intangibles, investment property, deposit accounts, commercial tort claims, reserves, vehicles, and proceeds thereof, as more fully described in the Agreement, in order to secure the payment and performance of all obligations of the Company to the Buyer under the Agreement. The Agreement also provides for customary provisions, including representations, warranties and covenants, indemnification, waiver of jury trial, arbitration, and the exercise of remedies upon a breach or default.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Company issued a press release announcing that it had entered into the Agreement on May 2, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
10.1

Factoring Agreement, effective April 27, 2022, by and among CSNK Working Capital Finance Corp. d/b/a Bay View Funding, Recruiter.com Group, Inc., Recruiter.com, Inc., Recruiter.com, LLC, Recruiter.com Recruiting Solutions, LLC, and Recruiter.com Consulting LLC.

99.1	Press release, dated May 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Recruiter.com Group, Inc.

Date: May 2, 2022	By:	/s/ Evan Sohn
Evan Sohn
Chief Executive Officer

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